                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 October 3, 2005
                Date of Report (Date of earliest event reported)


                                 PXRE GROUP LTD.
             (Exact name of registrant as specified in its charter)


            BERMUDA                      1-15259                 98-0214719
 (State or Other Jurisdiction          (Commission              (IRS Employer
       of Incorporation)              File Number)           Identification No.)

          PXRE House                                          P.O. Box HM 1282
      110 Pitts Bay Road                                       Hamilton HM FX
        Pembroke HM 08                                             Bermuda
            Bermuda                                            (Mailing Address)
 (Address, Including Zip Code,
of Principal Executive Offices)


                                 (441) 296-5858
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

         Before investing in the securities (including the common shares) of PXRE Group Ltd. ("we" or "the Company" or "PXRE"), an investor should carefully consider the risks involved. The risks and uncertainties described below are not the only ones we face. However, these are the risks our management believes are material at this time. Additional risks not presently known to us or that we currently deem immaterial may also impair our business or results of operations. Any of the risks described below could result in a significant or material adverse effect on our results of operations or financial condition, and a corresponding decline in the market price of our securities (including our common shares).

BECAUSE OF EXPOSURE TO CATASTROPHES, OUR FINANCIAL RESULTS MAY VARY SIGNIFICANTLY FROM PERIOD TO PERIOD.

         As a reinsurer of property catastrophe-type coverages in the worldwide marketplace, our operating results in any given period depend to a large extent on the number and magnitude of natural and man-made catastrophes such as hurricanes, windstorms, hailstorms, earthquakes, volcanic eruptions, fires, industrial explosions, freezes, riots and floods. For example, the four Florida hurricanes in the third quarter of 2004 resulted in pre-tax losses of $143.7 million, net of reinsurance recoverables and reinstatement premiums as of June 30, 2005. While we may, depending on market conditions, purchase catastrophe retrocessional coverage for our own protection, the occurrence of one or more major catastrophes in any given period could nevertheless have a material adverse impact on our results of operations and financial condition and result in substantial liquidation of investments and outflows of cash as losses are paid.

THE DESTRUCTION CAUSED BY HURRICANE KATRINA AND HURRICANE RITA WILL PRODUCE CLAIMS THAT WILL HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL POSITION AND RESULTS OF OPERATIONS. THE UNCERTAINTY RELATED TO THE SCOPE OF INSURED LOSSES CAUSED BY HURRICANE KATRINA AND HURRICANE RITA MAY INCREASE THE NUMBER OF CLAIMS AND MAY FURTHER IMPACT OUR FINANCIAL RESULTS.

         On September 19, 2005, we announced that, based on updated information, we had increased our earlier estimate of our potential losses due to the net impact of Hurricane Katrina to the range of $235 million to $300 million, after tax, reinsurance recoveries on our outwards reinsurance program and the impact of inwards and outwards reinstatements and additional premiums. Accordingly, losses from Hurricane Katrina will materially negatively impact our third quarter financial results and our shareholders' equity and we expect to have a net loss for calendar 2005. Our updated estimates were based on insured industry loss estimates in the range of $30 billion to $40 billion. These industry loss estimates may increase as the loss adjustment process continues.

         We have begun to receive loss notices with respect to Hurricane Katrina, but most of these notices are precautionary in nature with no supporting loss information. Accordingly, the estimates were based mainly on modeling, a review of exposed reinsurance contracts and discussions with certain clients. Actual losses may vary materially from these estimates.

         In addition, our estimates are subject to a high level of uncertainty arising out of extremely complex and unique causation and coverage issues, including the appropriate attribution of losses to wind or flood damage as opposed to other perils such as fire, business interruption or civil commotion. The underlying policies generally contain exclusions for flood damage; however, water damage caused by wind may be covered. We expect that causation and coverage issues may not be resolved for a considerable period of time and may be influenced by evolving legal and regulatory developments.

         Our actual losses from Hurricane Katrina may exceed our estimates as a result of, among other things, the receipt of additional information from clients, the attribution of losses to coverages that for the purpose of our estimates we assumed would not be exposed, and inflation in repair costs due to the limited availability of labor and materials, in which case our financial results could be further materially adversely affected.

         On September 24, 2005, Hurricane Rita struck Texas and Louisiana, causing significant destruction in portions of those states. Our preliminary estimate of the net impact from Hurricane Rita is currently between $30 million and $40 million, after tax, reinsurance recoveries on our outwards reinsurance program and the impact of inwards reinstatement premiums. This preliminary estimate is based on early industry loss predictions ranging from $2.5 billion to $6.0 billion, a combination of the output of industry models, market share analyses and a preliminary review of in-force contracts. Our actual losses from Hurricane Rita may ultimately differ materially from our preliminary assessment of losses and these losses are expected to have a material adverse effect on our results of operations for 2005.

         Based on our preliminary estimate of loss from Hurricane Rita and our preliminary range of loss from Hurricane Katrina, we now expect to report a net loss of $125 million to $220 million for 2005, assuming no additional material catastrophies occur during the rest of 2005. For the quarter ending September 30, 2005, we expect to report a net loss of between $230 million to $320 million.

A DECLINE IN THE RATING ASSIGNED TO OUR CLAIMS-PAYING ABILITY MAY IMPACT OUR POTENTIAL TO WRITE NEW AND RENEWAL BUSINESS.

         The property catastrophe reinsurance market is highly sensitive to the ratings assigned by the rating agencies. Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., which we refer to as "S&P," decided on September 29, 2005, based on "the inherent volatility from PXRE's monoline catastrophe [business]...that is inconsistent with the prior rating level" to downgrade the counterparty credit and financial strength ratings of our reinsurance subsidiaries from "A" to "A-." S&P also announced that these ratings remain on CreditWatch with negative implications due to our estimate of the material impact that losses from Hurricane Katrina will have upon us. On September 30, 2005, A.M. Best Company, an independent insurance industry rating organization which we refer to as "A.M. Best," downgraded the financial strength rating of our reinsurance subsidiaries from "A" to "A-" and announced that this rating remains under review with negative implications pending successful completion of our capital plan. We cannot assure you that S&P or A.M. Best, or both, will not downgrade us further, even if we successfully complete a public offering of our common shares and our private placement (the "Private Placement") of series D perpetual preferred shares that we announced on September 30, 2005.

         We have not been able to fully assess the impact of these downgrades by S&P and A.M. Best on our business and these downgrades could materially adversely affect our ability to write new and renewal business. If it were to do so, this could have a material negative effect on our results of operations. If S&P and/or A.M. Best were to downgrade us further, such downgrade would likely have a material negative impact on our ability to expand our reinsurance portfolio and renew all of our existing reinsurance agreements, since we would be downgraded from the "A" category to the "B" category. In 1999, we were downgraded from "A+" to "A," which downgrade was considered by us to have no material effect on our core short-tail property business. Although impossible to quantify, we believe the downgrade did have some impact on our ability to expand the direct casualty reinsurance business that we have since discontinued.

AS A RESULT OF THE LOSSES THAT WE EXPECT TO INCUR FROM HURRICANE KATRINA AND HURRICANE RITA, THE ADDITIONAL CAPITAL THAT WE RAISE IN THE PRIVATE PLACEMENT OF SERIES D PREFERRED SHARES AND ANY PUBLIC OFFERING OF OUR COMMON SHARES MAY NOT BE SUFFICIENT TO AVOID A FURTHER DOWNGRADE BY THE RATING AGENCIES.

         A.M. Best and S&P have made clear to us that in the absence of additional capital to absorb the impact of Hurricane Katrina and Hurricane Rita, we can expect a further downgrade in our ratings. S&P and A.M. Best have stated that if our capital raising program is unsuccessful we would face further downgrades. We also cannot assure you that S&P and A.M. Best will not downgrade us further even if we successfully complete a public offering of our common shares and the Private Placement of series D perpetual preferred shares. In addition, if we have underestimated the amount of our losses, our ratings could be subject to further downgrade. Even if we have correctly estimated our losses from Hurricane Katrina and Hurricane Rita, we cannot assure you that A.M. Best or S&P will not downgrade our ratings further.

A DOWNGRADE IN THE RATINGS OF OUR REINSURANCE SUBSIDIARIES BY RATING AGENCIES MAY MATERIALLY AND NEGATIVELY IMPACT OUR BUSINESS AND RESULTS OF OPERATIONS.

         In the aftermath of Hurricane Katrina, each of the major rating agencies placed the credit ratings of our reinsurance subsidiaries on CreditWatch negative or the equivalent, and S&P and A.M. Best have since downgraded their ratings from "A" to "A-." Ratings have become an increasingly important factor in establishing the competitive position of reinsurance companies. If the ratings of our reinsurance subsidiaries are reduced from their current levels by A.M. Best or S&P, our competitive position in the insurance industry would suffer and it would be more difficult for us to expand our reinsurance portfolio and renew all of our existing reinsurance agreements, especially since we would be downgraded from the "A" category to the "B" category. A downgrade could result in a substantial loss of business as ceding companies and brokers that place such business move to other reinsurers with higher ratings. We cannot give any assurance regarding whether or to what extent the rating agencies may further downgrade our ratings.

         The current financial strength ratings of PXRE Reinsurance Ltd. ("PXRE Bermuda") and PXRE Reinsurance Company ("PXRE Reinsurance") are:

         o A.M. Best: "A-" (Excellent), fourth highest of fifteen rating levels; and

         o    S&P: "A-" (Strong), seventh highest of twenty-one rating levels.

         These ratings are not evaluations directed to investors in our securities (including investors in our common shares) or a recommendation to buy, sell or hold our securities (including our common shares). Our ratings may be revised or revoked at the sole discretion of the rating agencies.

A DECLINE IN OUR RATINGS MAY REQUIRE US TO TRANSFER PREMIUMS RETAINED BY US INTO A BENEFICIARY TRUST AND/OR ALLOW MANY OF OUR CLIENTS TO TERMINATE THEIR CONTRACTS WITH US.

         Certain of our ceded excess of loss reinsurance contracts require us to transfer premiums currently retained by us on a funds withheld basis into a trust for the benefit of the reinsurers if A.M. Best were to downgrade us below "A-." In addition, certain other of our ceded excess of loss reinsurance contracts contain provisions that give the reinsurer the right to cancel the contract and require us to pay a termination fee. The amount of the termination fee would be dependent upon various factors, including level of loss activity.

         It is also increasingly common for our assumed reinsurance contracts to contain terms that would allow our clients to cancel the contract if we are downgraded below various rating levels by one or more rating agencies. A majority of our contracts now contain such clauses. Typically such cancellation clauses are triggered if A.M. Best or S&P were to downgrade us below "A-." Whether a client would exercise such rights would depend, among other things, on the reasons for the downgrade, the extent of the downgrade, the prevailing market conditions, the degree of unexpired coverage, and the pricing and availability of replacement reinsurance coverage. We cannot predict in advance whether and how many of our clients would actually exercise such rights or what effect such cancellations would have on our financial condition or future prospects, but such an effect could potentially be materially adverse. A downgrade below "A-" by either S&P or A.M. Best, therefore, could result in a substantial loss of business if insurers, ceding companies and/or brokers that place such business move to other insurers and reinsurers with higher ratings. For example, based on premium value, 47% of our reinsurance contracts that incepted at January 1, 2005 contained provisions allowing clients additional rights upon a decline in our ratings.

WE HAVE EXHAUSTED OUR RETROCESSIONAL COVERAGE WITH RESPECT TO HURRICANE KATRINA, LEAVING US EXPOSED TO FURTHER LOSSES.

         Based on our current estimate of losses related to Hurricane Katrina, we believe we have exhausted our retrocession protection with respect to this event, meaning that we have no further retrocession coverage available should our Hurricane Katrina losses prove to be greater than currently estimated. We cannot be sure that retrocessional coverage will be available to us on acceptable terms, or at all, in the future. Our business, results of operation and financial condition could be materially adversely impacted by losses related to Hurricane Katrina.

WE RECENTLY AGREED TO ISSUE AND SELL SERIES D PERPETUAL PREFERRED SHARES WHICH ARE EXCHANGEABLE FOR OUR COMMON SHARES. THE COMMON SHARES THAT WILL BE PROVIDED TO THE HOLDERS OF THESE SERIES D PERPETUAL PREFERRED SHARES, ASSUMING THAT THE EXCHANGE OCCURS, WOULD CAUSE SUBSTANTIAL DILUTION TO THE HOLDERS OF OUR COMMON SHARES. THE SALE OF SUBSTANTIAL AMOUNTS OF OUR COMMON SHARES BY THE HOLDERS OF THE SERIES D PERPETUAL PREFERRED SHARES, ASSUMING THE EXCHANGE OCCURS, COULD CAUSE THE MARKET PRICE OF OUR COMMON SHARES TO DECLINE SIGNIFICANTLY.

         On September 29, 2005, we agreed to issue and sell 375,000 of our series D perpetual preferred shares in a private placement exempt from registration under the Securities Act of 1933. If our shareholders vote to authorize additional common shares and to authorize the mandatory exchange of the series D perpetual preferred shares for common shares, the purchasers in the private placement will collectively receive 34,090,909 of our common shares. This, in addition to the triggering of the existing anti-dilution provisions of our existing convertible preferred shares as a result of the issuance of our series D perpetual preferred shares in the Private Placement, could have a material dilutive effect on our common shares. For a detailed discussion of the features of the series D perpetual preferred shares, see the Description of Stock attached as Exhibit B to the share purchase agreement filed with the Securities and Exchange Commission on October 3, 2005 under cover of a Form 8-K.

         Furthermore, upon mandatory exchange of the series D perpetual preferred shares for our common shares, we will be required to register the resulting common shares for resale by the purchasers of the series D perpetual preferred shares. Sales of substantial amounts of our common shares by these investors, or the perception that these sales could occur, could adversely affect the market price of our common shares, as well as our ability to raise additional capital in the public equity markets at a desirable time and price.

IF THE PUBLIC OFFERING PRICE OF OUR COMMON SHARES BEING OFFERED IN AN INDEPENDENT PUBLIC OFFERING IS LESS THAN $11.00 PER SHARE, THEN THE PURCHASE PRICE FOR OUR SERIES D PERPETUAL PREFERRED SHARES BEING SOLD IN THE PRIVATE PLACEMENT WILL BE LESS THAN $375 MILLION.

We have agreed to sell our series D perpetual preferred shares at per share purchase price equal to the lesser of (i) $1,000 and (ii) the product of (a) an exchange ratio of approximately 90.9 multiplied by (b) the per share public offering price of our common shares being offered in an independent public offering. If the public offering price of our common shares being offered in the public offering is $11.00 per share or greater, we will receive $375 million (less agents' fees of approximately $14,500,000) from the sale of our series D perpetual preferred shares in the Private Placement transaction. If the public offering price of our common shares being offered in the public offering is less than $11.00 per share, then the purchase price for our series D perpetual preferred shares will be adjusted downward and we will receive less proceeds from the sale of our series D perpetual preferred shares in the Private Placement transaction. For a detailed discussion of the features of the series D perpetual preferred shares, including adjustments to the purchase price, see the Description of Stock attached as Exhibit B to the share purchase agreement filed with the Securities and Exchange Commission on October 3, 2005 under cover of a Form 8-K.

IF SHAREHOLDERS DO NOT AUTHORIZE THE MANDATORY EXCHANGE OF THE SERIES D PERPETUAL PREFERRED SHARES FOR OUR COMMON SHARES, THE TERMS OF THE SERIES D PERPETUAL PREFERRED SHARES WOULD HAVE A MATERIAL DILUTIVE EFFECT ON OUR COMMON SHARES.

If the mandatory exchange of the series D perpetual preferred shares for our common shares is not approved by the shareholders by April 1, 2006, we will be required to pay additional dividends on the series D perpetual preferred shares. These additional dividends on the series D perpetual preferred shares would begin to accrue retroactively to the date of issuance at a rate of 15% per annum, increasing to 17% per annum on April 1, 2007 and 19% per annum on April 1, 2008. These additional dividends would be paid in the form of additional series D perpetual preferred shares on a quarterly basis, with all retroactive dividends from the date of issuance being made on June 30, 2006. The increasing percentage of shareholders' equity represented by the series D perpetual preferred shares would progressively and increasingly reduce the portion attributable to our common shares. In addition, to the extent our board of directors declares dividends on our common shares, the holders of series D preferred shares (which will be entitled to participate in such dividends on an as-exchanged basis) would be entitled to a progressively greater portion of the funds available to pay those dividends. The combined effect of these provisions would have a material adverse effect on the value of our common shares. In addition, if the mandatory exchange of the series D perpetual preferred shares for our common shares has not been effected prior to December 31, 2006, we may be required by the terms of the series D perpetual preferred shares to use our reasonable best efforts to publicly offer and sell our common shares in each calendar year, beginning in 2007, and use the proceeds to repurchase series D perpetual preferred shares at their then-existing liquidation preference. Accordingly, if the series D perpetual preferred shares are not mandatorily exchanged for our common shares by April 1, 2006 or prior to December 31, 2006, we and our common shareholders may be materially and adversely affected.

WE MAY BE OVEREXPOSED TO LOSSES IN CERTAIN GEOGRAPHIC AREAS FOR CERTAIN TYPES OF CATASTROPHE EVENTS.

         As we underwrite risks from a large number of insurers based on information generally supplied by reinsurance brokers, we may develop a concentration of exposure to loss in certain geographic areas prone to specific types of catastrophes. For example, we are significantly exposed to losses arising from hurricanes in the southeastern United States, earthquakes in California, the midwestern United States and Japan, and to windstorms in northern Europe. We have developed systems and software tools to monitor and manage the accumulation of our exposure to such losses and have established guidelines for maximum tolerable losses from a single event or multiple catastrophic events based on historical data. However, no assurance can be given that these maximums will not be exceeded by actual losses resulting from Hurricane Katrina and Hurricane Rita or by some future catastrophe.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT.

         We compete with numerous companies, many of which have substantially greater financial, marketing and management resources. In particular, we compete with reinsurers that provide property-based lines of reinsurance, such as ACE Tempest Reinsurance Ltd., Arch Reinsurance Ltd., Aspen Insurance Holdings Limited, AXIS Reinsurance Company, Endurance Specialty Insurance Ltd., Everest Reinsurance Company, IPC Re Limited, Lloyd's of London syndicates, Montpelier Reinsurance Ltd., Munich Reinsurance Company, Partner Reinsurance Company Ltd., Platinum Underwriters Reinsurance, Inc., Renaissance Reinsurance Ltd., Swiss Reinsurance Company and XL Re Ltd. Competition varies depending on the type of business being insured or reinsured and whether we are in a leading position or acting on a following basis.

REINSURANCE PRICES MAY DECLINE, WHICH COULD AFFECT OUR PROFITABILITY.

         Demand for reinsurance depends on numerous factors, including the frequency and severity of catastrophic events, levels of capacity, general economic conditions and underwriting results of primary property insurers. The supply of reinsurance is related to prevailing prices, recent loss experience and levels of surplus capacity. All of these factors fluctuate and may contribute to price declines generally in the reinsurance industry. Our recent, and anticipated, growth relates in part to improved industry pricing. Premium rates or other terms and conditions of trade may vary in the future. If any of these factors were to cause the demand for reinsurance to fall or the supply to rise, our profitability could be adversely affected.

RESERVING FOR LOSSES INCLUDES SIGNIFICANT ESTIMATES, WHICH ARE ALSO SUBJECT TO INHERENT UNCERTAINTIES.

         Our success is dependent upon our ability to assess accurately the risks associated with the businesses that we insure and reinsure. Claim reserves represent estimates involving actuarial and statistical projections, at a given point in time, of our expectations of the ultimate settlement and administration costs of claims incurred. We utilize actuarial models as well as historical insurance industry loss development patterns to assist in the establishment of appropriate claim reserves. In our casualty and finite business, given our limited experience we do not have established historical loss development patterns that can be used to establish these loss liabilities. For these lines of business, we rely on loss development patterns that have been estimated from industry or client data, which may not accurately represent the true development pattern for the business we wrote. For property lines of business, reserves may differ from ultimate settlement values due to the infrequency of some types of catastrophe losses, the incompleteness of information in the wake of a major catastrophe and delay in receiving that information. We may also seek to enter into commutations of exited line businesses. Actual claims and claim expenses paid, including commutations, may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements.

         If our claim reserves are determined to be inadequate, we will be required to increase claim reserves at the time of such determination with a corresponding reduction in our net income in the period in which the deficiency is rectified. It is possible that claims in respect of events that have occurred could exceed our claim reserves and have a material adverse effect on our results of operations, in a particular period, or our financial condition in general. As a compounding factor, although most insurance contracts have policy limits, the nature of property and casualty insurance and reinsurance is that losses can exceed policy limits for a variety of reasons, including, for example, mishandling of claims or adverse judicial decisions and could significantly exceed the premiums received on the underlying policies, thereby further adversely affecting our financial condition.

WE MAY REQUIRE ADDITIONAL CAPITAL IN THE FUTURE.

         Our future capital requirements depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover losses. To the extent that the funds generated by our ongoing operations, existing capitalization and any offering of securities are insufficient to fund future operating requirements, growth expectations and cover claim payments, we may need to raise additional funds through financings or curtail our growth and reduce our assets. Any equity or debt financing, if available at all, may be on terms that are not favorable to us or may be dilutive to our shareholders. In addition, substantial sales of our equity in the public market, or the perception that such sales could occur, could adversely affect the market price of our common shares. If we cannot obtain adequate capital, our business, operating results and financial condition could be adversely affected.

OUR INVESTMENT PORTFOLIO IS SUBJECT TO SIGNIFICANT MARKET AND CREDIT RISKS WHICH COULD RESULT IN AN ADVERSE IMPACT ON OUR FINANCIAL POSITION OR RESULTS.

         Our invested assets consist primarily of debt instruments with fixed maturities, short-term investments, a diversified portfolio of hedge funds and, to a lesser extent, interests in mezzanine bond and equity limited partnerships, and short-term investments. At June 30, 2005, 88.1% of the Company's investment portfolio consisted of fixed maturities and short-term investments and 11.9% consisted of hedge funds and other investments. These investments are subject to market-wide risks and fluctuations as well as to risks inherent in particular securities. Although we seek to preserve our capital, we have invested in a portfolio of hedge funds and other privately held securities. These investments are designed to provide diversification of risk; however, such investments entail substantial risks. There can be no assurance that our investment objectives will be achieved, and results may vary substantially over time. In addition, although we seek to employ investment strategies that are not correlated with our reinsurance exposures, losses in our investment portfolio may occur at the same time as underwriting losses and, therefore, exacerbate such losses' adverse effect on us.

         Risks Related to our Fixed Maturity Investments. We are exposed to potential losses from the risks inherent in our fixed maturity investments. The two most significant risks inherent in our fixed income portfolio are interest rate risk and credit risk:

         o    Interest Rate Risk

         Our principal fixed maturity market risk exposure is to changes in U.S. interest rates. Changes in interest rates may affect the fair value of our fixed maturity portfolio, borrowings (in the form of trust preferred securities) and a related interest rate swap. Our holdings subject us to exposures in the treasury, municipal, and various asset-backed sectors. Changes in interest rates could also cause a potential underperformance in our finite coverages and shortfalls in cash flows necessary to pay fixed rate amounts due to finite contract counterparties.

         o    Credit Risk

         We are also exposed to potential losses from changes in probability of default and from defaulting counter-parties with respect to our investments. A majority of our investment portfolio consists of fixed maturities and short-term investments rated "A2" or "A" or better by Moody's Investors Service, Inc. or S&P. Our investment portfolio also contains privately held fixed maturities that are not traded on a recognized exchange. A deterioration in the credit quality of our investments or our inability to liquidate any of our privately held investments promptly could have an adverse effect on our financial condition.

         Risks Related to our Hedge Fund Investments. We are exposed to potential losses from the risks inherent in our portfolio of hedge funds. Our investment policies with respect to our hedge fund investments generally do not restrict us from participating in particular markets, strategies or investments. Further, our hedge fund investments may generally be deployed and redeployed in whatever investment strategies are deemed appropriate under prevailing economic and market conditions in an attempt to achieve capital appreciation, including, if appropriate, a concentration of investments in a relatively small group of strategies or hedge fund managers.

THE THREE MOST SIGNIFICANT RISKS INHERENT IN OUR HEDGE FUND PORTFOLIO ARE LIQUIDITY RISK, CREDIT RISK AND MARKET RISK:

         Liquidity Risk. Liquidity risk exists in the hedge fund portfolio because there are delays between giving notice to redeem a hedge fund investment and receiving proceeds. The redemption terms are defined in the offering documents and generally require notice periods and time scales for settlement. We remain at risk during the notice period, which typically specifies a month or quarter end reference point at which to calculate redemption proceeds. The risk also exists that a hedge fund may be unable to meet its redemption obligations. A hedge fund may be faced with excessive redemption notices and illiquid underlying investments.

         Credit Risk. Credit risk exists in the hedge fund portfolio where hedge funds are net long in a particular security, or group of correlated securities. Where a hedge fund is net long in a security that defaults, or suffers an adverse credit event, we are exposed to loss. Our exposure to any individual hedge fund is limited to the carrying value of the investment, and we invest in a diversified portfolio of hedge funds that utilize different strategies and markets, to reduce this risk. However, different hedge funds in the portfolio may be net long in the same or correlated securities at the same time, which could have an adverse effect on the value of the portfolio and thus our financial condition.

         Market Risk. We invest in hedge funds that trade in securities using strategies that are generally market neutral. The hedge fund investments do not generally benefit from rising equity or bond markets, and have demonstrated historically low correlation of returns to equity market indices. However, the hedge funds may maintain leveraged net long positions, and this can expose us to market risks.

BECAUSE WE DEPEND ON A FEW REINSURANCE BROKERS FOR A LARGE PORTION OF REVENUE, LOSS OF BUSINESS PROVIDED BY THEM COULD ADVERSELY AFFECT US.

         We market our reinsurance products worldwide exclusively through reinsurance brokers. Four, four and five brokerage firms accounted for approximately 78%, 78% and 84% of our gross premiums written for the years ended December 31, 2004, 2003 and 2002, respectively. Approximately 25%, 23%, 16% and 14% of gross premiums written in fiscal year 2004 were arranged through Benfield Greig Ltd., the worldwide branch offices of Guy Carpenter & Company, Inc. (a subsidiary of Marsh & McLennan Companies, Inc.), Aon Group Ltd. and Willis Re. Inc., respectively. Loss of all or a substantial portion of the business provided by these brokers could have a material adverse effect on our business.

THE IMPACT OF INVESTIGATIONS OF BROKER FEE AND PLACEMENT ARRANGEMENTS COULD ADVERSELY IMPACT OUR ABILITY TO WRITE MORE BUSINESS.

         Investigations of broker placement and compensation practices initiated by the Attorney General's office of certain states including New York, together with recently filed class action lawsuits initiated against such broker entities and certain reinsurance companies, have challenged the legality of certain activities conducted by these brokers and companies. Various brokers with whom we do business are included within these investigations and lawsuits. The investigations and suits challenge, among other things, the appropriateness of setting fees paid to brokers based on the volume of business placed by a broker with a particular insurer or reinsurer; the payment of contingent fees to brokers by insurers or reinsurers because of an alleged conflict of interest arising from such fee arrangements; the nondisclosure by brokers to their clients of contingent fees paid to them by insurers and reinsurers, bid rigging and tying the receipt of direct insurance to placing reinsurance through the same broker. Because these investigations and suits have not all been completed or resolved, it is not possible to determine their ultimate impact upon the broker reinsurance market and reinsurers, including us. However, because of our reliance on the broker reinsurance market for future business, any governmental actions or judicial decisions which have the effect of impairing the broker reinsurance market could materially impact our ability to underwrite business. In addition, to the extent that any of the arrangements into which we routinely enter with our brokers were determined to be unlawful, we could be fined or otherwise penalized. Further, to the extent that any of the brokers with whom we do business suffer financial difficulties as a result of the investigations or proceedings, we could suffer increased credit risk.

WE HAVE EXITED THE FINITE REINSURANCE BUSINESS, BUT CLAIMS IN RESPECT OF FINITE REINSURANCE COULD HAVE AN ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

         Finite risk reinsurance contracts are highly customized and typically involve complicated structural elements. Accounting principles generally accepted in the United States, or "GAAP," govern whether or not a contract should be accounted for as reinsurance. Contracts that do not meet these GAAP requirements may not be accounted for as reinsurance and are required to be accounted for as deposits. As reported in the press in recent months, certain finite insurance and reinsurance arrangements are coming under scrutiny by the New York Attorney General's Office, the Securities and Exchange Commission and other governmental authorities. According to the press, investigators have asserted that the contracts in question were accounted for in an improper or fraudulent manner.

         We sold finite reinsurance prior to June 30, 2004, and from time to time, have purchased finite reinsurance contracts to which we are a party. Although we have received no request for information or documents with respect to any finite reinsurance we sold or purchased from time to time in connection with the investigations, certain of our customers or reinsurers have been asked to provide or have provided documents and information with respect to reinsurance contracts to which we are a party in the framework of these investigations. Any claim challenging the appropriateness of the accounting treatment of the finite contracts we underwrote or purchased could result in negative publicity, costs and, in the event of any regulatory or judicial decision being entered against us, ultimately fines and penalties, all of which could have a material adverse effect on our business and results of operations.

OUR RELIANCE ON REINSURANCE BROKERS EXPOSES US TO THEIR CREDIT RISK.

         In accordance with industry practice, we frequently pay amounts owed on claims under our policies to reinsurance brokers, and these brokers, in turn, pay these amounts over to the insurers that have reinsured a portion of their liabilities with us (we refer to these insurers as ceding insurers). In some jurisdictions, if a broker fails to make such a payment, we might remain liable to the ceding insurer for the deficiency. Conversely, in certain jurisdictions, when the ceding insurer pays premiums for these policies to reinsurance brokers for payment over to us, these premiums are considered to have been paid and the ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums. We are aware of one instance in recent years, involving an insignificant amount in which a broker did not forward premiums to us. Consequently, in connection with the settlement of reinsurance balances, we assume a degree of credit risk associated with brokers around the world.

WE MAY BE ADVERSELY AFFECTED BY FOREIGN CURRENCY FLUCTUATIONS.

         Although our functional currency is the U.S. dollar, premium receivables and loss reserves include business denominated in currencies other than U.S. dollars. We are exposed to the possibility of significant claims in currencies other than U.S. dollars. We may, from time to time, experience losses resulting from fluctuations in the values of these non-U.S. currencies, which could adversely affect our operating results. While we hold positions denominated in foreign currencies to mitigate, in part, the effects of currency fluctuations on our results of operations, we currently do not hedge our currency exposures before a catastrophic event that may produce a claim.

RETROCESSIONAL REINSURANCE SUBJECTS US TO CREDIT RISK AND MAY BECOME UNAVAILABLE ON ACCEPTABLE TERMS.

         In order to limit the effect of large and multiple losses upon our financial condition, we buy reinsurance for our own account. This type of insurance is known as retrocessional reinsurance. From time to time, market conditions have limited, and in some cases have prevented reinsurers from obtaining, the types and amounts of reinsurance which they consider adequate for their business needs. Accordingly, we may not be able to obtain our desired amounts of retrocessional reinsurance. In addition, even if we are able to obtain such retrocessional reinsurance, we may not be able to negotiate terms as favorable to us as in prior years. In difficult market conditions, pricing for our retrocessional reinsurance products may improve, but conversely, obtaining retrocessional reinsurance for our own account on favorable terms could become more difficult.

         We are exploring capital market alternatives for acquiring additional retrocessional coverage, including purchasing reinsurance from a special purpose entity financed by the issuance and sale of catastrophe bonds. However, we may not be able to consummate such transactions on acceptable terms or at all. If we were unable to increase our level of retrocessional coverage, either through these capital market approaches or increased reinsurance, it could have a material adverse effect on our ability to expand our business.

         A retrocessionaire's insolvency or its inability or unwillingness to make payments under the terms of a retrocessional reinsurance treaty with us could have a material adverse effect on us. Therefore our retrocessions subject us to credit risks because the ceding of risk to retrocessionaires does not relieve us of our liability to our clients. In the event that we cede business to a retrocessionaire, we must still pay on claims of our cedent even if we are not paid by the retrocessionaire.

OUR INABILITY TO PROVIDE THE NECESSARY COLLATERAL COULD AFFECT OUR ABILITY TO OFFER REINSURANCE IN CERTAIN MARKETS.

         PXRE Bermuda is not licensed or admitted as an insurer in any jurisdiction other than Bermuda. Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security mechanisms are in place, we anticipate that our reinsurance clients will typically require PXRE Bermuda to post a letter of credit or other collateral. If we are unable to arrange for security on commercially reasonable terms, PXRE Bermuda could be limited in its ability to write business for certain of our clients.

THE INSURANCE AND REINSURANCE BUSINESS IS HISTORICALLY CYCLICAL, AND WE MAY EXPERIENCE PERIODS WITH EXCESS UNDERWRITING CAPACITY AND UNFAVORABLE PREMIUM RATES; CONVERSELY, WE MAY HAVE A SHORTAGE OF UNDERWRITING CAPACITY WHEN PREMIUM RATES ARE STRONG.

         Historically, insurers and reinsurers have experienced significant fluctuations in operating results due to competition, frequency and severity of catastrophic events, levels of capacity, general economic conditions and other factors. The supply of insurance and reinsurance is related to prevailing prices, the level of insured losses and the level of industry surplus which, in turn, may fluctuate in response to changes in rates of return on investments being earned in the insurance and reinsurance industry. As a result, the insurance and reinsurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity permitted favorable premium levels. Our recent, and anticipated, growth relates in part to improved industry pricing, but the supply of insurance and reinsurance may increase, either by capital provided by new entrants or by the commitment of additional capital by existing insurers or reinsurers, which may cause prices to decrease. Any of these factors could lead to an adverse effect on our profits. In addition to these considerations, changes in the frequency and severity of losses suffered by insureds and insurers may affect the cycles of the insurance and reinsurance business significantly, and we expect to experience the effects of such cyclicality.

RISKS RELATED TO REGULATION

REGULATORY CONSTRAINTS MAY RESTRICT OUR ABILITY TO OPERATE OUR BUSINESS.

         General. Our insurance and reinsurance subsidiaries may not be able to obtain or maintain necessary licenses, permits, authorizations or accreditations in locales where we currently engage in business or in new locales, or may be able to do so only at significant cost. In addition, we may not be able to comply fully with, or obtain appropriate exemptions from, the wide variety of laws and regulations applicable to insurance or reinsurance companies or holding companies. Failure to comply with or to obtain appropriate authorizations and/or exemptions under any applicable laws could result in restrictions on our ability to do business or certain activities that are regulated in one or more of the jurisdictions in which we operate and could subject us to fines and other sanctions, which could have a material adverse effect on our business.

         PXRE Bermuda. PXRE Bermuda is a registered Class 4 Bermuda insurance and reinsurance company. Among other matters, Bermuda statutes, regulations and policies of the Bermuda Monetary Authority, or "BMA," require PXRE Bermuda to maintain minimum levels of statutory capital, surplus and liquidity, to meet solvency standards, to obtain prior approval of ownership and transfer of shares and to submit to certain periodic examinations of its financial condition. These statutes and regulations may, in effect, restrict PXRE Bermuda's ability to write insurance and reinsurance policies, to make certain investments and to distribute funds.

         The offshore insurance and reinsurance regulatory environment has become subject to increased scrutiny in many jurisdictions, including the United States and various states within the United States. Compliance with any new laws or regulations regulating offshore insurers or reinsurers could have a material adverse effect on our business. In addition, although PXRE Bermuda does not believe it is or will be in violation of insurance laws or regulations of any jurisdiction outside Bermuda, inquiries or challenges to PXRE Bermuda's insurance or reinsurance activities may still be raised in the future.

         PXRE U.S. Subsidiaries.

         PXRE Corp. ("PXRE Delaware") and PXRE Reinsurance are subject to regulation under the insurance statutes of various U.S. states, including Connecticut, the domiciliary state of PXRE Reinsurance. The regulation and supervision to which PXRE Reinsurance is subject relates primarily to the standards of solvency that must be met and maintained, licensing requirements for reinsurers, the nature of and limitations on investments, deposits of securities for the benefit of a reinsured, methods of accounting, periodic examinations of the financial condition and affairs of reinsurers, the form and content of reports of financial condition required to be filed, reserves for losses and other matters. In general, such regulation is for the protection of the reinsureds and policyholders, rather than investors.

         In recent years, the U.S. insurance regulatory framework has come under increased federal scrutiny, and some state legislators have considered or enacted laws that may alter or increase state regulation of insurance and reinsurance companies and holding companies. Moreover, the National Association of Insurance Commissioners, which is an association of the insurance commissioners of all 50 states and the District of Columbia, and state insurance regulators regularly reexamine existing laws and regulations.

         Changes in the laws and regulations to which our insurance and reinsurance subsidiaries are subject or the interpretation of these laws and regulations could have a material adverse effect on our business or results of operations.

IF PXRE BERMUDA BECOMES SUBJECT TO INSURANCE STATUTES AND REGULATIONS IN JURISDICTIONS OTHER THAN BERMUDA OR THERE IS A CHANGE TO BERMUDA LAW OR REGULATIONS OR APPLICATION OF BERMUDA LAW OR REGULATIONS, THERE COULD BE A SIGNIFICANT AND NEGATIVE IMPACT ON OUR BUSINESS.

         As a registered Bermuda Class 4 insurer, PXRE Bermuda is subject to regulation and supervision in Bermuda. Bermuda insurance statutes, regulations and policies of the BMA require PXRE Bermuda to, among other things:

         o    maintain a minimum level of capital, surplus and liquidity;

         o    satisfy solvency standards;

         o    restrict dividends and distributions;

         o    obtain prior approval of ownership and transfer of shares;

         o    appoint an approved loss reserve specialist;

         o maintain a principal office and appoint and maintain a principal representative in Bermuda; and

         o provide for the performance of certain periodic examinations of PXRE Bermuda and its financial condition.

         These statutes and regulations may, in effect, restrict our ability to write reinsurance policies, to distribute funds and to pursue our investment strategy.

         We do not presently intend that PXRE Bermuda will be admitted to do business in any jurisdiction in the United States, the United Kingdom or elsewhere (other than Bermuda). However, we cannot assure you that insurance regulators in the United States, the United Kingdom or elsewhere will not review the activities of PXRE Bermuda, or related companies or its agents and claim that PXRE Bermuda is subject to such jurisdiction's licensing requirements. If any such claim is successful and PXRE Bermuda must obtain a license, we may be subject to taxation in such jurisdiction. (In certain circumstances, PXRE may be subject to tax in a jurisdiction even if it is not licensed by such jurisdiction. See "Risks Related to Taxation.") In addition PXRE Bermuda is subject to indirect regulatory requirements imposed by jurisdictions that may limit its ability to provide insurance or reinsurance. For example, PXRE Bermuda's ability to write insurance or reinsurance may be subject, in certain cases, to arrangements satisfactory to applicable regulatory bodies. Proposed legislation and regulations may have the effect of imposing additional requirements upon, or restricting the market for, alien insurers or reinsurers with whom domestic companies place business.

         Generally, Bermuda insurance statues and regulations applicable to PXRE Bermuda are less restrictive than those that would be applicable if it were governed by the laws of any state in the United States. In the past, there have been congressional and other initiatives in the United States regarding proposals to supervise and regulate insurers domiciled outside the United States. If in the future PXRE Bermuda becomes subject to any insurance laws of the United States or any state thereof or of any other jurisdiction, we cannot assure you that PXRE Bermuda would be in compliance with those laws or that coming into compliance with those laws would not have a significant and negative effect on PXRE Bermuda's business.

         The process of obtaining licenses is very time consuming and costly, and we may not be able to become licensed in a jurisdiction other than Bermuda, should we choose to do so. The modification of the conduct of our business resulting from our becoming licensed in certain jurisdictions could significantly and negatively affect our business. In addition our inability to comply with insurance statutes and regulations could significantly and adversely affect our business by limiting our ability to conduct business as well as subjecting us to penalties and fines.

         Because we are incorporated in Bermuda, we are subject to changes of Bermuda law and regulation that may have an adverse impact on our operations, including imposition of tax liability or increased regulatory supervision. In addition, we will be exposed to changes in the political environment in Bermuda. The Bermuda insurance and reinsurance regulatory framework recently has become subject to increased scrutiny in many jurisdictions, including in the United States and in various states within the United States. We cannot predict the future impact on our operations of changes in the laws and regulations to which we are or may become subject.

WE MAY BE UNABLE TO OBTAIN EXTENSIONS OF WORK PERMITS FOR OUR EMPLOYEES, WHICH MAY CAUSE OUR BUSINESS TO BE ADVERSELY AFFECTED.

Under Bermuda law, non-Bermudians (other than spouses of Bermudians or holders of permanent residence certificates) may not engage in any gainful occupation in Bermuda without the specific permission of the appropriate government authority. The Bermuda government will issue a work permit for a specific period of time, which may be extended upon showing that, after proper public advertisements, no Bermudian (or spouse of a Bermudian holder or a permanent residence certificate) is available who meets the minimum standards for the advertised position. The Bermuda government has a policy that limits the duration of work permits to six years, subject to certain exemptions for key employees. Substantially all of our key officers, including our Chief Executive Officer, Chief Financial Officer and key reinsurance underwriters, are working in Bermuda under work permits that will expire over the next two years. The Bermuda government could refuse to extend these work permits. If any of our senior executive officers were not permitted to remain in Bermuda, our operations could be disrupted and our financial performance could be adversely affected.

RISKS RELATED TO AN OFFERING OF OUR SECURITIES

         Our stock price and trading volume may be subject to significant fluctuations. We are uncertain as to whether a more active trading market in our common stock will develop following any offering of our common shares. Our stock price and trading volume may fluctuate in response to a number of events and factors, including:

         o natural catastrophes or other events that may impact or be perceived by investors as impacting the insurance industry, generally, and the reinsurance industry, in particular;

         o    quarterly variations in our operating results;

         o changes in the market's expectations about our future operating results;

         o changes in financial estimates and recommendations by securities analysts concerning us or the reinsurance industry generally;

         o changes in the credit rating assigned to our claims-paying ability by S&P, A.M. Best or other similar rating agency;

         o operating and stock price performance of other companies that investors may deem comparable;

         o    news reports relating to our business and trends in our markets;

         o    changes in the laws and regulations affecting our business;

         o    acquisitions and financings by us or others in our industry; and

         o sales or acquisitions of substantial amounts of our common stock by our directors and executive officers or principal shareholders, or the perception that such sales could occur.

         In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. These broad market fluctuations may materially adversely affect our stock price, regardless of our operating results.

WE ARE A HOLDING COMPANY AND IF OUR SUBSIDIARIES DO NOT MAKE DIVIDEND PAYMENTS TO US, WE MAY NOT BE ABLE TO PAY DIVIDENDS OR OTHER OBLIGATIONS.

         We are a holding company with no operations or significant assets other than the capital stock of our subsidiaries. We effected an internal reorganization of our subsidiaries on March 15, 2005. The purpose of the reorganization was to consolidate all of our non-Bermudian subsidiaries under a newly formed holding company established in Ireland, PXRE Holdings (Ireland) Limited ("PXRE Ireland"). PXRE Ireland is a wholly owned subsidiary of PXRE Bermuda. In the reorganization, PXRE Reinsurance (Barbados) Ltd. distributed all of the common shares of PXRE Delaware to PXRE Bermuda. PXRE Bermuda then contributed the common shares of PXRE Delaware and the common shares of PXRE Solutions, S.A. to PXRE Ireland.

         We rely primarily on cash dividends from PXRE Reinsurance, PXRE Ireland and PXRE Bermuda to pay our operating expenses, including debt service payments, shareholder dividends, if any, income taxes and other obligations that may arise from time to time. We expect future dividends and other permitted payments from these subsidiaries to be our principal source of funds to pay expenses and dividends. The payment of dividends by our reinsurance subsidiaries to us is limited under Bermuda law, Irish law and under certain insurance statutes of various U.S. states in which they are licensed to transact business. PXRE Reinsurance is subject to state regulatory restrictions that limit the maximum amount of annual dividends or other distributions, including loans or cash advances, available to stockholders without prior approval of the Insurance Commissioner of the State of Connecticut. Bermuda insurance laws require PXRE Bermuda to maintain certain measures of solvency and liquidity, and further limit the amount by which we can reduce surplus without prior regulatory approval.

SOME ASPECTS OF OUR CORPORATE STRUCTURE AND INSURANCE REGULATIONS MAY DISCOURAGE THIRD-PARTY TAKEOVERS AND OTHER TRANSACTIONS AND MAY RESULT IN THE ENTRENCHMENT OF INCUMBENT MANAGEMENT.

         Under our bye-laws, subject to certain exceptions and to waiver by our board of directors on a case by case basis, no transfer of our shares is permitted if such transfer would result in a shareholder owning, directly or indirectly, more than 9.9% of the voting power of our outstanding shares, including our common shares, or more than 9.9% of the outstanding shares of any class of our share capital. Ownership is broadly defined in our bye-laws. We may refuse to register any such transfer on our share transfer records. A transferee will be permitted to promptly dispose of any of our shares purchased which violate the restriction and as to the transfer of which registration is refused. The transferor of such shares will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such shares has been so registered.

         Our bye-laws provide for a classified board of directors. The directors of the class elected at each annual general meeting hold office for a term of three years, with the term of each class expiring at successive annual general meetings of shareholders. Under our bye-laws, the vote of 66 2/3% of the outstanding shares entitled to vote and the approval of a majority of the board is required to amend bye-laws regarding appointment and removal of directors, remuneration, powers and duties of the board, indemnification of directors and officers, director's interests and the procedures for amending bye-laws.

         In the event that we become aware of a shareholder owning more than 9.9% of the voting power of our outstanding shares after a transfer of shares has been registered, our bye-laws provide that, subject to the same exceptions and waiver procedures, the voting rights with respect to our shares owned by any such shareholder will be limited to a voting power of 9.9%, subject only to the further limitation that no shareholder allocated any such voting rights may exceed the 9.9% limitation as a result of such limitation. The board of directors may waive this limitation, and has determined to waive this limitation with respect to Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P. (which, together with Capital Z Financial Services Fund II, L.P., we refer to as "Capital Z") and certain of Capital Z's affiliates.

         In addition, our ownership of U.S. subsidiaries can, under applicable state insurance company laws and regulations, delay or impede a change of control of us. Under applicable insurance regulations, any proposed purchase of 10% or more of our voting securities would require the prior approval of the relevant insurance regulatory authorities.

         The provisions described above may have the effect of making more difficult or discouraging unsolicited takeover bids from third parties. To the extent that these effects occur, shareholders could be deprived of opportunities to realize takeover premiums for their shares and the market price of their shares could be depressed. In addition, these provisions could also result in the entrenchment of incumbent management.

U.S. PERSONS WHO OWN OUR COMMON SHARES MAY HAVE MORE DIFFICULTY IN PROTECTING THEIR INTERESTS THAN U.S. PERSONS WHO ARE SHAREHOLDERS OF A U.S. CORPORATION.

         The Bermuda Companies Act of 1981, as amended (the "Companies Act"), which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act which includes, where relevant, information on modifications thereto adopted pursuant to our bye-laws, applicable to us, which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not discuss all aspects of Bermuda law that may be relevant to us and our shareholders.

         Interested Directors. Under Bermuda law and our bye-laws, a transaction entered into by us, in which a director has an interest, will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which that director has an interest following a declaration of the interest pursuant to the Companies Act provided that the director is not disqualified from doing so by the chairman of the meeting. Under Delaware law, such transaction would not be voidable if:

         o the material facts as to such interested director's relationship or interests were disclosed or were known to the board of directors and the board of directors in good faith authorized the transaction by the affirmative vote of a majority of the disinterested directors;

         o such material facts were disclosed or were known to the shareholders entitled to vote on such transaction and the transaction was specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or

         o the transaction was fair as to the corporation as of the time it was authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

         Certain Transactions with Significant Shareholders. As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. Amalgamations require the approval of the board of directors and, except in the case of amalgamations with and between wholly owned subsidiaries, a resolution of shareholders approved by the affirmative vote of shareholders holding a majority of the voting power of the then outstanding shares entitled to vote. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders holding at least two-thirds of our outstanding common stock not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes mergers and asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute.

         Shareholders' Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where an act is alleged to be beyond our corporate power, is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in our right, against any director or officer for any act or failure to act in the performance of such director's or officer's duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

         Indemnification of Directors and Officers. Under Bermuda law and our bye-laws, we may indemnify our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense incurred or sustained by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter in which any of such persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and
(ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

         Committees of the Board of Directors. Our bye-laws provide, as permitted by Bermuda law, that the board of directors may delegate any of its powers to committees that the board appoints, and those committees may consist partly or entirely of non-directors. Delaware law allows the board of directors of a corporation to delegate many of its powers to committees, but those committees may consist only of directors.

YOU MAY HAVE DIFFICULTY EFFECTING SERVICE OF PROCESS ON US OR ENFORCING JUDGMENTS AGAINST US IN THE UNITED STATES.

         We are incorporated pursuant to the laws of Bermuda and our business is based in Bermuda. In addition, certain of our directors and officers reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located in jurisdictions outside the United States. As such, we have been advised that there is doubt as to whether:

         o A holder of our common shares would be able to enforce, in the courts of Bermuda, judgments of United States courts against persons who reside in Bermuda based upon the civil liability provisions of the United States federal securities laws;

         o A holder of our common shares would be able to enforce, in the courts of Bermuda, judgments of United States courts based upon the civil liability provisions of the United States federal securities laws; and

         o A holder of our common shares would be able to bring an original action in the Bermuda courts to enforce liabilities against us or our directors or officers who reside outside the United States based solely upon United States federal securities laws.

         Further, we have been advised that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of United States courts, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Because judgments of United States courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based on such judgments.

THE ANTI-DILUTION PROTECTION AFFORDED TO THE HOLDERS OF OUR OUTSTANDING PREFERRED SHARES COULD CAUSE SUBSTANTIAL DILUTION TO THE HOLDERS OF OUR COMMON SHARES. THE SALE, FOLLOWING CONVERSION, OF SUBSTANTIAL AMOUNTS OF OUR COMMON SHARES BY THE HOLDERS OF THE PREFERRED SHARES COULD CAUSE THE MARKET PRICE OF OUR COMMON SHARES TO DECLINE SIGNIFICANTLY.

         In April 2002, we privately placed Series A, Series B and Series C convertible preferred shares with several private equity investors. These investors, sometimes referred to herein as the selling shareholders, have the right to nominate four directors for election to the board of directors, and were granted demand and other registration rights. The interest of the preferred share investors may differ materially from the interests of our common shareholders, and these investors could take actions or make decisions that are not in the best interests of our common shareholders.

         The anti-dilution protections afforded to the preferred shareholders could have a material dilutive effect on our common shareholders. Each preferred share, in whole or in part, is convertible at any time at the option of the holder into convertible common shares for that series according to a formula set forth in the description of stock. The convertible common shares are, in turn, convertible into common shares on a one-for-one basis. The number of convertible common shares per preferred shares issuable upon any conversion will be determined by dividing a liquidation preference for the series equal to the aggregate original purchase price of the preferred shares plus accrued but unpaid dividends thereon, by the conversion price then in effect. The conversion price is subject to adjustment to avoid dilution in the event of recapitalization, reclassification, stock split, consolidation, merger, amalgamation or other similar event or an issuance of additional common shares in a private placement below the fair market value or in a registered public offering below 95% of fair market value or without consideration. In addition, the conversion price is subject to adjustment for certain loss and loss expense development on reserves for losses incurred on or before September 30, 2001 and for any liability or loss arising out of pending material litigation on December 10, 2001. As of September 19, 2005, the outstanding convertible common shares and preferred shares were ultimately convertible into 4,384,013 common shares, or 13.0% of our outstanding common shares on a fully converted basis and using the adjusted conversion price of $13.26 in effect as of June 30, 2005. However, because the conversion price for the preferred shares is subject to adjustment for a variety of reasons, including if we have certain types of adverse loss development, the number of our common shares into which the preferred shares are ultimately convertible and, accordingly, the amount of dilution experienced by our common shareholders, could increase.

         Furthermore, upon conversion, sales of substantial amounts of common shares by these investors, or the perception that these sales could occur, could adversely affect the market price of the common shares, as well as our ability to raise additional capital in the public equity markets at a desirable time and price.

RISKS RELATED TO TAXATION

WE AND OUR BERMUDA SUBSIDIARIES MAY BECOME SUBJECT TO BERMUDA TAXES AFTER 2016.

         Bermuda currently imposes no income tax on corporations. We have obtained an assurance from the Bermuda Minister of Finance, under The Exempted Undertakings Tax Protection Act 1966 of Bermuda, that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to our Bermuda subsidiaries until March 28, 2016. We cannot assure you that we or our Bermuda subsidiaries will not be subject to any Bermuda tax after that date.

WE AND OUR NON-U.S. SUBSIDIARIES MAY BE SUBJECT TO U.S. TAX, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATION.

         We and our non-U.S. subsidiaries operate our business in a manner intended to cause us not to be treated as engaged in a trade or business in the United States (and, in the case of those non-U.S. companies qualifying for treaty protection, in a manner intended to cause us not to be doing business through a permanent establishment in the United States) and, thus, not subject to U.S. federal corporate income taxes or branch profits tax (other than withholding taxes on certain U.S. source investment income or on dividends from PXRE Delaware to PXRE Ireland and excise taxes on insurance or reinsurance premiums). However, because there is uncertainty as to the activities that constitute being engaged in a trade or business within the United States, and what constitutes a permanent establishment under the applicable tax treaties, there can be no assurances that the U.S. Internal Revenue Service ("IRS") will not contend successfully that we or that a non-U.S. subsidiary of ours is engaged in a trade or business, or carrying on business through a permanent establishment, in the United States.

DIVIDENDS PAID BY PXRE DELAWARE TO PXRE IRELAND MAY NOT BE ELIGIBLE FOR BENEFITS UNDER THE U.S.-IRELAND INCOME TAX TREATY.

         PXRE Delaware is a Delaware corporation wholly owned by PXRE Ireland. Under U.S. federal income tax law, dividends paid by a U.S. corporation to a non-U.S. shareholder are generally subject to a 30% withholding tax, unless reduced by treaty. The income tax treaty between the Republic of Ireland and the United States (the "Irish Treaty") reduces the rate of withholding tax to 5%. Were the IRS to contend successfully that PXRE Ireland is not eligible for benefits under the Irish Treaty, dividends paid by PXRE Delaware to PXRE Ireland would be subject to the 30% withholding tax. Such a result could have a material adverse effect on our financial condition and results of operations.

IF YOU ACQUIRE MORE THAN 10% OF OUR SHARES AND WE OR OUR NON-U.S. SUBSIDIARIES ARE CLASSIFIED AS A CONTROLLED FOREIGN CORPORATION ("CFC"), YOUR TAXES WOULD INCREASE.

         Each United States person (as defined in Section 957(c) of the U.S. Internal Revenue Code of 1986, as amended (the "Code")) owning shares of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year, and who owns, directly or indirectly through foreign entities, on the last day of the CFC's taxable year, at least 10% of the total combined voting power of all classes of shares of the CFC entitled to vote (shareholders meeting this ownership requirement are referred to herein as "10% United States Shareholders"), must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income," even if the subpart F income is not distributed. A foreign corporation is considered a CFC if 10% United States Shareholders own (directly, indirectly through foreign entities or by attribution by application of the constructive ownership rules (i.e., "constructively")) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation or the total value of all stock of such corporation. For purposes of taking into account insurance income, a CFC also includes a foreign insurance company in which more than 25% of the total combined voting power of all classes of stock (or more than 25% of the total value of the stock) is owned by 10% United States Shareholders, on any day during the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. We cannot assure you that we or our non-U.S. subsidiaries will not be classified as a CFC.

         We believe that because of the anticipated dispersion of our common share ownership, provisions in our organizational documents that limit voting power and other factors, no United States person who (i) owns our shares (directly, indirectly through one or more foreign entities or constructively),
(ii) does not own PXRE preferred shares (other than series D perpetual preferred shares) and (iii) has not received a waiver from our board of directors of provisions in our organizational documents that limit voting power, should be treated as owning (directly, indirectly through foreign entities or constructively) 10% or more of the total voting power of all classes of our shares.

         Due to the attribution provisions of the Code regarding determination of beneficial ownership, there is a risk that the IRS could assert that we or one or more of our non-U.S. subsidiaries are CFCs and that U.S. holders of our shares who own 10% or more of the value of our shares should be treated as owning 10% or more of the total voting power of PXRE and/or our non-U.S. subsidiaries notwithstanding the reduction of voting power discussed above.

IF WE OR A NON-U.S. SUBSIDIARY IS DETERMINED TO HAVE "RELATED PARTY INSURANCE INCOME" ("RPII"), YOU MAY BE SUBJECT TO U.S. TAXATION ON YOUR PRO RATA SHARE OF SUCH INCOME.

         If the RPII of any of our non-U.S. insurance subsidiaries were to equal or exceed 20% of such company's gross insurance income in any taxable year and direct or indirect insureds (and persons related to such insureds) own (or are treated as owning directly or indirectly through entities) 20% or more of our voting power or value, then a U.S. person who owns our shares (directly or indirectly through foreign entities) on the last day of the taxable year would be required to include in its income for U.S. federal income tax purposes such person's pro rata share of such non-U.S. insurance subsidiary's RPII for the entire taxable year, determined as if such RPII were distributed proportionately only to U.S. persons at that date regardless of whether such income is distributed. In addition, any RPII that is includible in the income of a U.S. tax-exempt organization may be treated as unrelated business taxable income. The amount of RPII earned by the non-U.S. insurance subsidiaries (generally, premium and related investment income from the direct or indirect insurance or reinsurance of any direct or indirect U.S. holder of common shares or any person related to such holder) will depend on a number of factors, including the geographic distribution of the non-U.S. insurance subsidiaries' business and the identity of persons directly or indirectly insured or reinsured by the non-U.S. insurance subsidiaries. We believe that the gross RPII of each non-U.S. insurance subsidiary did not in prior years of operation and is not expected in the foreseeable future to equal or exceed 20% of such subsidiary's gross insurance income, and we do not expect the direct or indirect insureds of the non-U.S. insurance subsidiaries (and related persons) to directly or indirectly own 20% or more of either the voting power or value of our shares, but we cannot be certain that this will be the case because some of the factors that determine the existence or extent of RPII may be beyond our knowledge and/or control.

         The RPII rules provide that if a U.S. person disposes of shares in a foreign insurance corporation in which U.S. persons own 25% or more of the shares (even if the amount of RPII is less than 20% of the corporation's gross insurance income and the ownership of its shares by direct or indirect insureds and related persons is less than the 20% threshold), any gain from the disposition will generally be treated as ordinary income to the extent of the holder's share of the corporation's undistributed earnings and profits that were accumulated during the period that the holder owned the shares (whether or not such earnings and profits are attributable to RPII). In addition, such a holder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the holder. These RPII rules should not apply to dispositions of our shares because we will not ourselves be directly engaged in the insurance business. The RPII provisions, however, have never been interpreted by the courts or the U.S. Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. The U.S. Treasury Department has authority to impose, among other things, additional reporting requirements with respect to RPII. Accordingly, the meaning of the RPII provisions and the application of those provisions to us and our subsidiaries are uncertain.

IF WE ARE CLASSIFIED AS A PASSIVE FOREIGN INVESTMENT COMPANY ("PFIC"), YOUR TAXES WOULD INCREASE.

         Although it is not anticipated that we will be classified as a PFIC for U.S. income tax purposes, if we are classified as a PFIC, it would have material adverse tax consequences for U.S. persons that directly or indirectly own our shares, including subjecting such U.S. persons to a greater tax liability than might otherwise apply and subjecting such U.S. persons to tax on amounts in advance of when tax would otherwise be imposed. There are currently no regulations regarding the application of the PFIC provisions to an insurance company. New regulations or pronouncements interpreting or clarifying these rules may be forthcoming. We cannot predict what impact, if any, such guidance would have on persons subject to U.S. federal income tax that directly or indirectly own our shares.

THE REINSURANCE AGREEMENTS BETWEEN US AND OUR U.S. SUBSIDIARIES MAY BE SUBJECT TO RECHARACTERIZATION OR OTHER ADJUSTMENT FOR U.S. FEDERAL INCOME TAX PURPOSES, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Under Section 845 of the Code, the IRS may allocate income, deductions, assets, reserves, credits and any other items related to a reinsurance agreement among certain related parties to a reinsurance agreement, recharacterize such items, or make any other adjustment, in order to reflect the proper source, character or amount of the items for each party. No regulations have been issued under Section 845 of the Code. Accordingly, the application of such provisions to us and our subsidiaries is uncertain and we cannot predict what impact, if any, such provisions may have on us and our subsidiaries.

CHANGES IN U.S. FEDERAL INCOME TAX LAW COULD BE RETROACTIVE AND MAY SUBJECT US OR OUR NON-U.S. SUBSIDIARIES TO U.S. FEDERAL INCOME TAXATION.

         The tax laws and interpretations regarding whether a company is engaged in a U.S. trade or business or whether a company is a CFC or PFIC or has RPII, are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the PFIC rules to an insurance company. The IRS announced that it intends to scrutinize insurance companies domiciled outside the U.S. and apply the PFIC rules to companies that are not active insurance companies and to the portion of a non-U.S. insurance company's income not derived in the active conduct of an insurance business. Additionally, the regulations regarding RPII are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules will likely be forthcoming from the IRS. We are not able to predict if, when or in what form such guidance will be provided and whether such guidance will be applied on a retroactive basis.

                                     * * * *

FORWARD-LOOKING STATEMENTS AND QUALIFICATIONS

Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as "intend," "believe," "anticipate," or "expects" or variations of such words or similar expressions are based on current expectations, speak only as of the date thereof, and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the forward-looking statements in this report should not be considered as a representation by us or any other person that the Company's objectives or plans will be achieved. The Company cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) because of exposure to catastrophes, PXRE's financial results may vary significantly from period to period; (ii) the Company may be overexposed to losses in certain geographic areas for certain types of catastrophe events; (iii) PXRE operates in a highly competitive environment;
(iv) reinsurance prices may decline, which could affect the Company's profitability; (v) underwriting reinsurance includes the application of judgment, the assessment of probabilities and outcomes, and assumption of correlations, which are subject to inherent uncertainties; (vi) reserving for losses includes significant estimates which are also subject to inherent uncertainties, which uncertainties are particularly acute in the wake of Hurricane Katrina; (vii) a decline in the credit rating assigned to the Company's claim-paying ability may impact its potential to write new or renewal business; (viii) a decline in the Company's ratings may require us to transfer premiums retained by us into a beneficiary trust or may allow clients to terminate their contract with us; (ix) the Company's investment portfolio is subject to market and credit risks which could result in a material adverse impact on its financial position or results; (x) because PXRE depends on a few reinsurance brokers for a large portion of revenue, loss of business provided by them could adversely affect us; and the Company's reliance on reinsurance brokers exposes us to their credit risk; (xi) the Company has exited the finite reinsurance business, but claims in respect of the business the Company wrote could have an adverse effect on its results of operations; (xii) the Company may be adversely affected by foreign currency fluctuations; (xiii) retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms; (xiv) the impairment of the Company's ability to provide collateral to cedents could affect its ability to offer reinsurance in certain markets; (xv) the reinsurance business is historically cyclical, and the Company may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, PXRE may have a shortage of underwriting capacity when premium rates are strong; (xvi) regulatory constraints may restrict the Company's ability to operate its business; (xvii) contention by the United States Internal Revenue Service that the Company or its offshore subsidiaries are subject to U.S. taxation could result in a material adverse impact on the Company's financial position or results; and (xviii) changes in tax laws, tax treaties, tax rules and interpretations could result in a material adverse impact on the Company's financial position or results. In addition to the factors outlined above that are directly related to PXRE's business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE's SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements. PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  PXRE Group Ltd.
                                   (Registrant)


                                  By: /s/ John M. Modin
                                      ------------------------------------------
                                      Name:  John M. Modin
                                      Title: Executive Vice President and
                                             Chief Financial Officer

Date: October 3, 2005